SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):

                     September 9, 2004 (September 7, 2004)


                               RUBY MINING COMPANY
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             (Exact Name of Registrant as Specified in its Charter)


          Colorado                       0-7501                  81-0214117
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(State or other jurisdiction      (Commission File No.)       (I.R.S. Employer
      of incorporation)                                      Identification No.)

  One Securities Centre, 3490 Piedmont Road, Suite 304, Atlanta, Georgia 30305
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                    (Address of principal executive offices)

                                  404-231-8500
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              (Registrant's telephone number, including area code)

             3399 Peachtree Road N.E., Suite 810, Atlanta, GA 30326
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).



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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 7, 2004, we entered into an agreement to have Diversified Financial Investor Relations Consultants, LLC, a Florida limited liability corporation, perform investor relations and marketing work. The contract is for a period of two years. In exchange, Ruby Mining Company will issue 500,000 shares of restricted common shares, along with five year warrants to acquire 100,000 common shares at an exercise price of $0.46 per share. Within the two year period of this agreement, Diversified Financial Investor Relations Consultants, LLC will have the opportunity to receive an additional 500,000 five year warrants for restricted common stock at an exercise price of $0.46 per share should Ruby's common stock reach a closing bid price of $3.00 or more and maintain that level for twenty (20) trading days.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

         10.1     Consulting Agreement with
                  Diversified Financial Investor Relations Consultants LLC




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                            RUBY MINING COMPANY
                                            (Registrant)


Dated: September 9, 2004                    By    /s/  Howard Collingwood
                                                --------------------------------
                                                G. Howard Collingwood
                                                Chairman and CEO




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